UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED): January 22, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events

Preliminary Settlement Agreement Term Sheet

As previously reported, Tucson Electric Power Company (TEP) has a rate case proceeding underway before the Arizona Corporation Commission (ACC).

On January 22, 2013, ACC Staff filed a preliminary settlement agreement term sheet (Term Sheet) with the ACC with respect to TEP’s pending rate case. The Term Sheet is a summary of certain material terms of a proposed settlement of the rate case, including an increase in non-fuel base rates over adjusted test-year revenues of approximately $76 million and an authorized return on equity of 10.0% based on the actual test-year equity/debt capital structure of 43.5%/56.5%. TEP and ACC Staff support the provisions set forth in the Term Sheet. The Term Sheet does not address certain aspects of the rate case, such as rate design, which are still being discussed for possible inclusion in a settlement. Other parties to the rate case proceeding may or may not support the proposed settlement terms, depending on, among other things, the resolution of the remaining open issues. The Term Sheet is attached hereto as Exhibit 99.1.

TEP expects that ACC Staff will discuss the status of the settlement discussions and the Term Sheet with the ACC Commissioners at an ACC meeting on January 23, 2013. At that meeting, the ACC Commissioners may or may not provide guidance to ACC Staff on continuing with settlement discussions.

If a settlement agreement is entered, the procedural schedule would be as follows:

File settlement agreement	February 4, 2013
Direct testimony in support of, or in opposition to, the settlement agreement	February 15, 2013
Responsive testimony in support of, or in opposition to, the settlement agreement	March 1, 2013
Hearings before ACC Administrative Law Judge (ALJ) begin	March 6, 2013

If a settlement agreement is not entered, TEP would file rebuttal testimony on February 4, 2013, intervenors would file surrebuttal testimony on February 25, 2013, TEP would file rejoinder testimony on March 1, 2013, and hearings before an ACC ALJ would begin on March 6, 2013.

Whether or not a settlement is entered, an ACC ALJ will issue a recommended opinion and order following the conclusion of hearings. That recommendation is then subject to approval by the ACC.

TEP cannot predict if a settlement agreement will be entered or, if a settlement agreement is entered, whether it will be approved or modified by the ACC.

Item  9.01 Financial Statements and Exhibits

Exhibit 99.1	Preliminary Settlement Agreement Term Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2013	UNS ENERGY CORPORATION
(Registrant)

/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer

Date: January 22, 2013	TUCSON ELECTRIC POWER COMPANY
(Registrant)

/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer